Exhibit 24.3


Consent of Independent Accountants

The Board of Directors
First National Lincoln Corporation

We consent to the incorporation by reference in the Registration Statement
(Form
S-8) of First National Lincoln Corporation for the registration of shares of its common stock pertaining to its Stock Option Plan of our report dated January 21,
1993, with respect to the consolidated financial statements of First
National
Lincoln Corporation for the year ended December 31, 1992, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended
December 31, 1994.



s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Boston, Massachusetts
May 23, 1995